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                                                                  EXHIBIT 10.8.1


                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
           1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                                John A. Burchett
                                (Name of Grantee)

         Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), hereby grants to John A. Burchett (the "Grantee"), effective as of July 1, 2002 (the "Grant Date"), an option (the "Option") to purchase 24,270 shares of the Company's Common Stock pursuant to the Company's 1997 Executive and Non-Employee Director Stock Option Plan (the "Plan"), a copy of which is attached hereto and is incorporated herein in its entirety by this reference. Except as otherwise provided herein, all capitalized terms used but not defined herein have the meanings they have in the Plan.

         The Grantee hereby accepts the Option granted subject to the terms and provisions set forth in the Plan and the following additional terms and provisions:

         1. The Option is NOT intended to qualify as an incentive stock option within the meaning of Code section 422.

         2. The price at which shares of Common Stock may be purchased pursuant to the Option is $15.75 per share, both the price and the number of shares being subject to adjustment only as provided in the Plan.

         3. (a) Subject to Sections 3(b) through 3(e) below, this Option may be exercised to the extent vested in accordance with the following vesting schedule: for each of the five Earn-Out Measuring Dates (as defined in Section 9 below) through which the Total Return Per Unit (as defined in Section 9 below) equals at least a 15% annualized return on the Base Stock Price (as defined in Section 9 below), one-third (1/3) of the rights evidenced by this Option shall vest on such Earn-Out Measuring Date until the Option is fully vested; PROVIDED, HOWEVER, that if the Total Return per Unit is at least equal to $17.9705 as of any Earn-Out Measuring Date, then, to the extent not already vested, all of the rights evidenced by this Option shall vest on such Earn-Out Measuring Date. Any portion of the Option that shall not have vested on or before the last Earn-Out Measuring Date, shall expire on such Earn-Out Measuring Date. THE VESTING SCHEDULE SET FORTH IN THIS SECTION 3(A) IS IN LIEU OF THE VESTING SCHEDULE SET FORTH IN SECTION 6.3.2 OF THE PLAN, AND THE GRANTEE ACKNOWLEDGES AND AGREES THAT VESTING OF THE OPTION SHALL NOT BE SUBJECT TO THE PROVISIONS OF SECTION 6.3.2 OF THE PLAN.

                  (b) Subject to Sections 3(c) through 3(e) below, if the employment of the Grantee

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by the Company or any Parent or Subsidiary of the Company terminates for any reason (and the Grantee does not continue to be employed by any member of the group consisting of the Company, the Company's Parent, if any, and the Company's Subsidiaries), this Option shall be exercisable by the Grantee only during the three months following such termination and only as to the number of shares, if any, as to which it was exercisable immediately prior to such termination.

                  (c) Notwithstanding Section 3(b) but subject to Section 3(e), if the employment of the Grantee by the Company or any Parent or Subsidiary of the Company terminates as a result of the Grantee's death or permanent and total disability (as defined in Section 22(e)(3) of the Code), this Option shall be exercisable (in the case of the Grantee's death, either by the Grantee's executor or administrator or, if not so exercised, for the legatees or distributees of the Grantee's estate) only during the one year following such termination. During such one-year period, this Option shall be exercisable only as to the number of shares, if any, as to which it was exercisable immediately prior to such termination.

                  (d) Notwithstanding Section 3(b), if the employment of the Grantee by the Company or any Parent or Subsidiary of the Company is terminated by the Company or any Parent or Subsidiary of the Company for "good cause" (and the Grantee does not continue to be employed by any member of the group consisting of the Company, the Company's Parent, if any, and the Company's Subsidiaries), the Option shall terminate immediately. For purposes of this Agreement, "good cause" shall mean (i) the willful or reckless failure by the Grantee to perform his or her duties under, or the willful or reckless violation by the Grantee of, any written employment agreement, which failure or violation shall not have been cured within the cure period, if any, provided in such agreement, (ii) the commission by the Grantee of an act of fraud or theft against the Company, the Company's Parent, if any, or any Subsidiary of the Company or (iii) the conviction of the Grantee of, or the plea by the Grantee of NOLO CONTENDERE to, any felony.

                  (e) Notwithstanding any other provision of this Agreement other than Section 3(a), the Option shall expire at the close of the day immediately preceding the tenth anniversary of the Grant Date.

WARNING: THE OPTION EXERCISE PERIOD MAY BE CUT SHORT IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY. SEE SECTION 12.4 OF THE PLAN.

         4. The Option shall not be exercisable unless either (a) a registration statement under the Securities Act of 1933, as amended, with respect to the Option and the shares to be issued on the exercise thereof shall have become, and continues to be, effective, or (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option, that he or she is acquiring the shares for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties,

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agreements and restrictions on the certificate(s) representing the shares.

         SHARES ISSUED UPON EXERCISE OF THE OPTION WILL BE SUBJECT TO ALL RESTRICTIONS ON TRANSFER IMPOSED BY THE COMPANY'S ARTICLES OF INCORPORATION OR BY-LAWS AND BY APPLICABLE STATE OR FEDERAL SECURITIES LAWS.

         5. The Option may be exercised, subject to such conditions as the Committee may require in accordance with the Plan, by the delivery, by certified or registered mail, to the Company's Treasurer at its principal executive office in Edison, New Jersey, of a Notice of Exercise in the form attached hereto as EXHIBIT A, which notice shall specify, among other things, the number of Shares to be so purchased, and shall be accompanied by full payment for the Shares purchased, together with any tax or excise due in respect of issue of such Shares, in cash or by certified or bank cashier's check, or in the Committee's discretion, through (i) the tender of "mature" Shares, as determined under generally accepted accounting principles, having a Fair Market Value on the date of tender equal to the purchase price of the Shares to be acquired pursuant to the exercise of the Option or (ii) delivery of irrevocable instructions to exercise a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Committee and pursuant to such rules and procedures as the Committee may specify, or a combination of the foregoing.

         6. Notwithstanding anything to the contrary contained herein, no shares shall be issued to the Grantee pursuant to the Option until the Company and the Grantee have made appropriate arrangements for the withholding of applicable income taxes, if any, attributable to the exercise of the Option with respect to such shares or, in the sole discretion of the Company, the disposition by the Grantee of such shares, and the Company may require the Grantee to make a cash payment to the Company or to provide the Company with other security in respect of such taxes. In addition, the Grantee shall inform the Company promptly of any disposition of shares acquired by the Grantee pursuant to the Option.

         7. The Option is not transferable by the Grantee otherwise than by will or the laws of descent and distribution and, during the lifetime of the Grantee, may be exercised only by the Grantee.

         8. THE GRANT AND EFFECTIVENESS OF THIS OPTION IS CONDITIONED UPON THE GRANTEE'S CONSENT TO THE CANCELLATION AND SURRENDER OF THE STOCK OPTION GRANTED TO THE GRANTEE ON SEPTEMBER 28, 1997 FOR THE PURCHASE OF 24,270 SHARES OF THE COMPANY'S COMMON STOCK AT A PURCHASE PRICE OF $15.75 PER SHARE (THE "PRIOR OPTION"), AND THE GRANTEE, BY EXECUTION OF THIS STOCK OPTION AGREEMENT, DOES HEREBY EXPRESSLY CONSENT TO SUCH CANCELLATION AND SURRENDER OF THE PRIOR OPTION AS OF THE DATE HEREOF.

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         9. Solely for purposes of this Stock Option Agreement, the following terms shall have the meanings set forth below in lieu of any definition which may be set forth in the Plan for such terms.

                  (a) "Average Spread" means, on any Earn-Out Measuring Date,
(i) the average of the Daily Market Price per Share, as reported in the Wall Street Journal, for the twenty (20) consecutive trading days immediately preceding the date with respect to which "Average Spread" must be determined hereunder (or, if such date is not a business day, the immediately preceding business day), on the principal exchange for the Shares or the Nasdaq National Market (or, if Shares are not publicly traded, the fair market value of such Share as determined by the Committee in accordance with a valuation methodology approved by the Committee in good faith) minus (ii) the Base Stock Price.

                  (b) "Base Stock Price" means $8.9345.

                  (c) "Daily Market Price" for any trading day shall mean (i) if the Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, and (ii) if the Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the fair market value per Share as determined by the Committee in accordance with a valuation methodology approved by the Committee in good faith.

                  (d) "Earn-Out Measuring Date" means each July 1, beginning with July 1, 2003 and ending with July 1, 2007.

                  (e) "Total Return per Unit" means, as of any Earn-Out Measuring Date, (i) the Average Spread, plus (ii) the sum of all distributions that have been made by the Company with respect to a Share during the period measured from the Grant Date through and including such Earn-Out Measuring Date.

                           [Signature page to follow]



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         WITNESS the execution hereof under seal as of the 26 day of June,
2002.


                                    "GRANTEE"


                                      /s/ John A. Burchett
                                     -------------------------------------------
                                          John A. Burchett


                                    "COMPANY"

                                    Hanover Capital Mortgage Holdings, Inc.



                                    By:  /s/ John A. Burchett
                                       -----------------------------------------
                                    Name: John A. Burchett
                                    Title: Chief Executive Officer and President


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                                    EXHIBIT A

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
           1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               NOTICE OF EXERCISE

TO:      Treasurer, Hanover Capital Mortgage Holdings, Inc.

FROM:    ________________________________________

         Optionholder's Name

     I elect to exercise my option to purchase shares of Hanover Capital Mortgage Holdings, Inc. common stock as follows:

     Date of Option Grant:  ______________

     Exercise Price: $_______/share

     Number of Shares to Be Purchased: ___________

     Total Exercise Price Enclosed: $__________

Full payment, in cash or certified or bank cashier's check, for the shares I am electing to purchase is enclosed with this notice. I understand that issuance of the purchased shares may be conditioned on my payment of any tax or excise due thereon and on fulfillment of requirements specified in the Stock Option Agreement, dated as of _____________, 2002, between Hanover Capital Mortgage Holdings, Inc. and me.


                                            ___________________________________

                                            Optionholder's Signature

                                            ______________________

                                            Date

Received by:

___________________________________


Date:_____________